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                                                                  EXHIBIT 10.08

                            AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (this "Agreement") is made to be effective on January 14, 1997 (the "Effective Date"), by and between THE ORLANDO PREDATORS, LTD., a Florida limited partnership ("Seller"), and THE MONOLITH LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer"). This Agreement contemplates a transaction in which the Buyer will purchase certain assets and assume certain of the liabilities of Seller in return for the consideration set forth herein. In consideration of the mutual promises, agreements and covenants set forth in this Agreement, Buyer and Seller hereby agree as follows:

                       ARTICLE I - SALE AND PURCHASE OF ASSETS

    1.1 SALE AND PURCHASE OF ASSETS. Subject to, and upon the terms and conditions hereof, and on the basis of the agreements, representations and covenants contained in this Agreement, Seller shall sell, transfer, assign, convey, set over and deliver to Buyer, and Buyer shall purchase and acquire from Seller at the Closing all of the assets of Seller used in the operation of a professional arena football franchise known as the Orlando Predators and located in Orlando, Florida (the "Business"), including, without limitation, the rights, properties, and other assets listed and described below, except for the Excluded Assets (hereinafter collectively referred to as the "Assets"):

         1.1.1 FRANCHISE LEAGUE MEMBERSHIP. All of the Seller's right, title and membership interest in and to the Arena Football League, Inc. (the "League")

         1.1.2 EQUIPMENT. All of Seller's sport and training equipment and uniforms.

         1.1.3 INVENTORY. All of Seller's inventory of souvenir and licensed merchandise relating to the Business (the "Inventory").

         1.1.4 PERSONAL PROPERTY. All of Seller's furniture, furnishings, supplies and other tangible personal property listed on the attached EXHIBIT 1.1.4.

         1.1.5 CONTRACTS. All of the leases, guaranties, warranties, agreements, governmental permits or licenses, operating contracts, agreements for the purchase or the sale of spectator tickets, supplies, products or other personal property or for the furnishing or receipt of services, agreements concerning confidentiality or noncompetition, service and facility contracts, and licenses and other rights relating to the ownership, management and operation of the Business to which Seller is a party or by which Seller is bound and all agreements under which the consequences of a default or termination could have a materially adverse effect on the Business, financial condition, operations, results of operations, or future prospects of the Business (the "Contracts"), including, but not limited, to those Contracts listed on the attached EXHIBIT 2.3.

         1.1.6 INTELLECTUAL PROPERTY. All of Seller's rights (if any) in and to all trademarks, trade names (including, but not limited to the "Orlando Predators"), service marks, and logos related to or used in the Business, together with all translations, adaptations, derivations and combinations thereof, and all other proprietary rights of Seller, including, without limitation, all

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telephone exchanges and numbers, computer programs and software and all copies and tangible embodiments thereof. Seller agrees to change its name to exclude the phrase "Orlando Predators" or any variations thereof.

         1.1.7 DOCUMENTS. All ticket holder lists, mailing lists, sponsor lists, records, correspondences, sales and marketing records and literature.

    1.2 EXCLUDED ASSETS. Anything contained in this Agreement to the contrary notwithstanding, cash on hand or in bank accounts and accounts receivable for the fiscal year containing the 1996 arena football season and personal property of the nature described in Section 1.1.4 but not listed on Exhibit 1.1.4 shall not be included in the Assets (the "Excluded Assets").

                       ARTICLE II - CLOSING AND PURCHASE PRICE

    2.1 THE CLOSING. Subject to the satisfaction of the conditions set forth in Article III, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before January 31, 1997, provided, however, that upon payment of the Additional Earnest Money Deposit (as that term is defined below), the Closing shall be extended to February 17, 1997 (the "Closing Date"), at the time mutually agreed to by Buyer and Seller, such time to be during normal business hours based on Eastern Standard Time, in Orlando, Florida. Provided, however, that in the event that the League does not approve the transaction contemplated by this Agreement on or before February 17, 1997 (the "Approval Date"), which Approval Date may be extended, thereby correspondingly extending the Closing Date, fourteen days at the election of Seller, upon giving written notice to Escrow Agent and Buyer, then the condition set forth in Section 3.1 (b) shall be deemed to have failed to be satisfied and the provisions of Section 3.3 shall apply.

    2.2 CONSIDERATION/PURCHASE PRICE. In consideration of the transfer of the Assets and the other undertakings of Seller hereunder, Buyer shall pay to Seller the sum of $2,325,000.00 (the "Purchase Price") payable as follows:

         2.2.1 EARNEST MONEY. $200,000 in immediately available funds (the "Initial Earnest Money Deposit") within 24 hours following execution of this Agreement by Seller, by wire transfer to Lowndes Drosdick Doster Kantor & Reed, P.A. ("Escrow Agent"). An additional earnest money deposit of $200,000 (the "Additional Earnest Money Deposit") shall be due and payable by Buyer on or before January 31, 1997. If Buyer fails to timely make the Additional Earnest Money Deposit, the Initial Earnest Money Deposit shall be forfeited to Seller, Buyer shall remain liable to Seller to pay the Additional Earnest Money Deposit and Buyer's rights hereunder shall terminate. Escrow Agent agrees to hold the Initial Earnest Money Deposit and the Additional Earnest Money Deposit (collectively, the "Earnest Money Deposit") in trust (pursuant to the provisions of an escrow agreement in form and content reasonably satisfactory to Buyer, Seller and Escrow Agent) to be disbursed pursuant to the terms and conditions of this Agreement. The Earnest Money Deposit shall be refundable only in accordance with the provisions of this Agreement, specifically including, but not limited to, Sections 3.3 and 8.2.

         2.2.2 PROMISSORY NOTE. $450,000 shall be evidenced by a secured promissory note, recourse to Buyer, in the original principal amount of $450,000 (the "Note"). The Note will be secured by a security interest in the Assets. The Note will bear simple interest at the rate of one

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percent (1%) per annum above the Wall Street Journal Western Region Prime Rate, as the same may change from time to time but no more often than daily. The Note will mature on the first anniversary date of the Closing Date at which time the outstanding principal balance and all interest accrued thereon shall be due and payable. Buyer shall be entitled to offset, from time to time, against amounts payable under the Note as follows:

              (a) Any damages, liabilities, costs and expenses in excess of $10,000 incurred by Buyer as a result of the breach by Seller of any representation, warranty or Agreement of Seller contained herein; and

              (b) In the event that it is determined that Seller has retained any revenues, whether generated from ticket sales, from sponsors or otherwise, with respect to the fiscal year end which includes the 1997 arena football season which retained revenues were not offset from the amounts due under
Section 2.2.3, then for each dollar of such revenues retained by Seller, Buyer shall be entitled to reduce the amount due under the Note by one dollar and, to the extent that such offset is not sufficient for Buyer to fully recoup the retained revenues, Seller shall be liable to Buyer for the deficiency.

         2.2.3 BALANCE OF PURCHASE PRICE. The balance of the Purchase Prices shall be paid in immediately available funds on the Closing Date, as reduced and offset, dollar for dollar, by any revenues, whether generated from ticket sales, from sponsors or otherwise, retained by Seller with respect to the fiscal year end which includes the 1997 arena football season (the "Revenues"), which as of the date of the execution of this Agreement is estimated by Seller to be approximately $400,000. Seller will deliver to Buyer at the Closing a statement certifying the Revenues as of the Closing Date.

    2.3 ASSUMPTION OF CONTRACTS. Upon Closing and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the liabilities and obligations which arise under the Contracts listed on the attached EXHIBIT 2.3 and after the Closing (the "Assumed Liabilities").

    2.4 BULK SALE. To the extent such laws are applicable to the transactions contemplated herein, Buyer and Seller waive compliance with the uniform commercial code provisions of the laws of any jurisdiction regarding bulk transfers, and Seller covenants and agrees to pay and discharge when due, unless contested by appropriate proceedings, all creditors and all liabilities of Seller pertaining to the Business that are not among the Assumed Liabilities.

    2.5 PURCHASE PRICE ALLOCATION. Buyer and Seller acknowledge that they will be required to comply with the requirements of Code Section 1060 including all applicable recording requirements thereunder. Accordingly, the parties will execute, at the Closing, an agreement allocating the Purchase Price in a manner reasonably satisfactory to Buyer and Seller.

    2.6 DELIVERY OF INSTRUMENTS AT CLOSING. At the Closing, Seller shall execute and deliver to Buyer a bill of sale, an assignment and assumption agreement, endorsements and other instruments and documents reasonably satisfactory in form and substance to the parties and their

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counsel as shall be effective to vest in Buyer on the Closing Date good title to the Assets, subject to no lien, charge, security interest or other claim, right, interest or encumbrance, other than those which constitute the Assumed Liabilities. Buyer shall execute and deliver to Seller such assignment and assumption agreements (pursuant to which Buyer shall have assumed the obligations of Seller in respect of the Assumed Liabilities), security agreements and other instruments and documents reasonably satisfactory in form and substance to the parties and their counsel.

     2.7 LEAGUE MEMBERSHIP AGREEMENT. Buyer shall execute a membership contract with the League at the closing in form and substance mutually agreed to by Buyer and the League.

                       ARTICLE III - CONDITIONS TO CLOSING

     3.1 CONDITIONS TO BUYER'S OBLIGATION. The obligation of Buyer under this Agreement to purchase the Assets from Seller is subject to the satisfaction, of the following conditions:

            (a) The representations and warranties made by Seller in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date:

            (b) Obtaining, on or before the Closing Date, the required consents and approvals of the League (and in connection therewith, Buyer covenants and agrees to use commercially reasonable efforts to obtain such consents and approvals); and

            (c) On the Closing Date, no claim, investigation, proceeding or litigation, either administrative or judicial, shall be threatened or pending against Seller for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation hereof is improper, or which might materially or adversely affect the Business or the right of Buyer to continue the same.

     3.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller under this Agreement to sell the Assets to Buyer is subject to obtaining, on or before the Closing Date, the required consents and approvals of the League (and in connection therewith, Seller covenants and agrees to use commercially reasonable efforts to obtain such consents and approvals).

     3.3 FAILURE TO MEET A CONDITION. In the event that any of the condition set forth in Sections 3.1 or 3.2 are not timely satisfied or waived by the appropriate party(ies), then the Earnest Money Deposit shall be immediately refunded by Escrow Agent to Buyer, without requirement for any further instruction by Buyer or Seller and despite any conflicting instruction from Seller, and this Agreement shall be void and of no further force or effect and neither party having any further duty or obligation to the other under this Agreement.


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                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. In order to induce Buyer to enter into this Agreement, Seller hereby makes the following representations and warranties to Buyer each of which, except as hereinafter provided, shall be deemed to be material:

            4.1.1 ORGANIZATION OF SELLER. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of Florida.

            4.1.2 AUTHORITY. Seller has all necessary corporate power and authority to own the Assets and has the right, power and authority to assign and transfer the Assets, in accordance with the terms and conditions hereof. Seller has all necessary power and authority to execute, deliver and perform this Agreement. All proceedings of Seller required to authorize the legal and valid execution, delivery and performance of this Agreement and the consummation of all of the transactions contemplated by this Agreement, have been duly and validly completed. This Agreement has been duly and validly authorized, executed and delivered by, and is the valid and binding obligation of Seller enforceable in accordance with its terms.

            4.1.3 NO CONSENTS. Except for any required consent by the League and except for any consent required by the City of Orlando, Florida in connection with the assignment of the arena facilities lease, no consents, approvals, orders or authorizations are required for the execution and delivery of this Agreement by Seller, for the transfer and assignment of the Assets, or for the consummation by Seller of the transactions contemplated hereby.

            4.1.4 EXECUTION AND PERFORMANCE: NO VIOLATION OF LAWS, AGREEMENTS; NO LIENS. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby (i) are not prohibited by, and do not violate any provision and will not result in the breach (with or without the giving of notice, lapse of time or both) of, or accelerate or permit the acceleration of the performance required by the terms of (a) any applicable law, rule, regulation, judgment, decree, order or other requirement of the United States or of any State of the United States or of any court, authority, department, commission, board, bureau, agency or instrumentality of either of the foregoing; (b) the Certificate or Agreement of Limited Partnership of Seller, and any amendments thereto; or (c) any material contract, agreement or commitment relating directly to the Business and to which Seller is a party or is bound or which is material to the operations of Seller with respect to the Business, and (ii) have not resulted and will not result in the creation or imposition of any lien, encroachment, easement, encumbrance, mortgage, hypothecation, equity, charge, restriction, possibility of reversion or other similar conflicting ownership or security interest material to the Business in favor of any person or entity on any Asset.

            4.1.5 ALL ASSETS USED IN THE BUSINESS. The description of the Assets in Section 1 above is a true, correct and complete description of the Assets which: (a) are beneficially owned by Seller and used in the conduct of the Business and (b) are all the assets (except the Excluded Assets) used in the Business that are material to the operation of the Business, and there are no other assets material to the continued operation of the Business in the ordinary course.


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            4.1.6   BUSINESS IN THE ORDINARY COURSE.  During the years 1994 and
1995 and through the Effective Date, Seller has conducted the Business in the ordinary course or otherwise in a manner that would not result in a material or adverse change in the Business, financial condition, results of operation, or future aspects of the Business.

            4.1.7 NO LITIGATION. There are no injunctions, orders, decrees or rulings outstanding or actions, suits, claims, investigations or other proceedings pending or, to the best of Seller's knowledge, contemplated or threatened against Seller that could affect Seller's ability to perform its obligations under this Agreement.

            4.1.8 COMPLIANCE. Except for such violations that will not materially and adversely affect the Assets or the Business or its prospects or financial condition, Seller has complied in all material respects with each and is not in material violation of any federal, state, county and municipal law, ordinance, code or regulation or governmental rule or regulation, directives or orders to which the Business and/or the Assets are subject.

            4.1.9 FINANCIAL STATEMENTS. The financial statements of Seller for the years ended December 31, 1994 and 1995 as prepared by Blake Kuehler Babione & Pool and the internal financial statements of Seller for the period January 1, 1996 through November 30, 1996, including any notes thereto: (i) were prepared in accordance with the books and records of Seller (which books and records are correct and complete in all material respects) and in accordance with generally accepted accounting principles consistently applied; (ii) are correct and complete in all material respects; (iii) present fairly, in all material respects, the results of operations and the financial condition of the Business as and at the dates and for the periods subject thereto; and (iv) reflect no other business but the Business. Since the most recent fiscal year end, there have not been, to Seller's knowledge, any material adverse changes in the financial condition, results or operation or future prospects of the Business. There are no material expenses related to the Assets and/or the Business that have not been included in the Financial statements and all expenses relating to the Assets and/or the Business paid by persons other than Seller have been properly allocated to the Assets and/or Business and are reflected in the Financial statements.
All income reflected in the Financial statements relate to the Assets and/or the Business and have been generated in the ordinary course.

The Financial statements for the fiscal year which includes the 1996 arena football season will reflect that: (a) revenues exceeded $2,600,000; (b) player salaries were not more than $300,000; (c) coaches salaries were not more than $170,000; and (d) all player and coaches salaries have been paid in full and there are no accrued and unpaid salaries for any prior seasons.

            4.1.10 TITLE TO THE ASSETS. Seller is the owner of the Assets to be conveyed pursuant hereto, has good, marketable and indefeasible title to the Assets and shall convey to Buyer at the Closing the Assets, free and clear of any and all liens or encumbrances whatsoever except the Assumed Liabilities.

            4.1.11 COMPENSATION. Seller, (i) has paid, if and when due, and until the Closing Date will pay if and when due, all salaries, bonuses, commissions and compensation for all periods


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prior to the Closing Date due to all employees, consultants, players, coaches and contractors of Seller; (ii) has withheld and paid over, and until the Closing Date will withhold and pay over if and when due, to the proper tax receiving offices, all taxes (including state and federal income, FICA and FUTA taxes), required to be withheld from or paid with respect to such payments for all periods prior to the Closing Date; and (iii) has paid (to the best of its knowledge), and will pay, if due and payable in connection with the period before the Closing, any and all taxes of any nature whatsoever validly imposed on it which could or might affect Buyer's enjoyment and use of the Assets or operations of the Business, or result in any liability to Buyer.

         4.1.12 DISCLOSURE. The representations, warranties and covenants of Seller contained in this Agreement, all information contained herein, in the Exhibits attached to this Agreement, and any other documents furnished and all written information delivered to Buyer pursuant to this Agreement or otherwise, are and shall be on the Closing Date, correct and complete in all material respects. Such information does not make any untrue statement of a material fact or omit to state all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, correct, complete and not misleading. All information relating to Seller and the operation of the Business which is known or would on reasonable inquiry be known to Seller and which could reasonably be anticipated to have a material adverse effect on the Assets or the Business has been disclosed to Buyer and any such information arising prior to the Closing Date will forthwith be disclosed to Buyer. All underlying documents incorporated or referred to in such Exhibits or in documents furnished to Buyer pursuant to this Agreement are true and correct copies thereof, as the same have been or shall be amended or modified.

         4.1.13 MEMBERSHIP AGREEMENT. The membership interest in the League is in good standing and there exists no event of default or an event which with the passage of time, the giving of notice or both, will become an event of default under the membership agreement with the League or any provisions of the League's Bylaws or any other governing instruments.

    4.2 REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce Seller to enter into this Agreement, Buyer hereby makes the following representations and warranties to Seller, each of which shall be deemed to be material.

         4.2.1 ORGANIZATION. Buyer is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which is was organized.

         4.2.2 AUTHORITY. Each of the persons executing this Agreement on behalf of Buyer is duly authorized to do so. Buyer has full right and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement constitutes the valid and legally binding obligation of buyer and is enforceable against Buyer in accordance with its terms.

         4.2.3 LITIGATION. There are no injunctions, orders, decrees or rulings outstanding or actions, suits, claims, investigations or other proceedings pending or, to the best of Buyer's knowledge, contemplated or threatened against Buyer that could affect Buyer's ability to perform its obligations under this Agreement.


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         4.2.4     FINANCIAL ABILITY.  Buyer has sufficient funds available to consummate Closing. Buyer covenants that Buyer and/or its general and limited partners have, in the aggregate, a net worth of at least $25,000,000.

    4.3 SCOPE OF REPRESENTATIONS AND WARRANTIES. Other than as provided in this Agreement and the Exhibits attached hereto, neither Seller nor Buyer makes any other representation or warranty to the other regarding the Assets or the Business.

                       ARTICLE V - SURVIVAL AND INDEMNIFICATION

    5.1 SURVIVAL. All representations, warrants, covenants and agreements of Seller and Buyer contained in this Agreement shall survive the Closing Date and the conveyance of the Assets for a period of one year following the Closing Date.

    5.2  SELLER'S INDEMNIFICATION.

         (a) Seller shall indemnify and hold Buyer harmless from, and be liable to Buyer for, any and all damages, liabilities, costs and expenses (collectively "Losses") sustained by Buyer (including, without limitation, all reasonable legal fees and costs), resulting from or attributable to the breach of any covenant or any of the representations and warranties of Seller. With respect to Losses arising out of breaches of representation and warranties, Buyer shall not be entitled under this Section 5.2(a) to indemnification (i) with respect to Losses of less than $10,000 arising out of a breach of any particular representation or warranty (or out of a series of related breaches), or (ii) unless and until all Losses from all breaches of representations and warranties shall exceed $10,000 in the aggregate.

         (b) From and after the Closing, Seller shall further indemnify and hold Buyer harmless from, and be liable to Buyer for, any and all Losses that may be sustained by Buyer (including, without limitation, reasonable legal fees and costs) in respect of any liability or obligation of the Business arising prior to the Closing Date or of Seller (whether or not arising prior to the Closing Date) that does not constitute an Assumed Liability; provided, however, that Buyer shall be responsible for any and all assessments or liabilities assessed by the League to teams from and after January 3, 1997 whether or not the assessment or responsiblity arises from an event prior to January 3, 1997.

    5.3  BUYER'S INDEMNIFICATION.

         (a) Buyer shall indemnify and hold Seller harmless from, and be liable to Seller for, any and all Losses sustained by Seller (including, without limitation, all reasonable legal fees and costs), resulting from or attributable to the breach of any covenant or any of the representations and warranties of Buyer. With respect to Losses arising out of breaches of representations and warranties, Seller shall not be entitled under this Section 5.3(a) to indemnification (i) with respect to Losses of less than $10,000 arising out of a breach of any particular representation or warranty


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(or out of a series of related breaches), or (ii) unless and until all Losses from all breaches of representations and warranties shall exceed $10,000 in the aggregate.

         (b) From and after the Closing, Buyer shall further indemnify and hold Seller harmless from, and be liable to Buyer for, any and all Losses that may be sustained by Seller (including, without limitation, reasonable legal fees and costs) in respect of any liability or obligation of the Business arising after the Closing Date; provided, however, that Buyer shall be responsible for any and all assessments or liabilities assessed by the League to teams from and after January 3, 1997 whether or not the assessment or responsibility arises from an event prior to January 3, 1997.

    5.4  DEFENSE OF CLAIM.   In case any claim, demand or deficiency (a
"Claim") is asserted or any action is commenced or notice is given of any administrative or other proceeding against either party ("Indemnitee") in respect of which indemnity properly may be sought against the other party ("Indemnitor") pursuant to this Agreement, Indemnitee shall give prompt notice thereof in writing to Indemnitor. Within 30 days after receipt of such notice (or prior to such earlier date as any answer in any administrative or other proceeding is due), Indemnitor may give Indemnitee written notice of its election to conduct the defense of such Claim at its own expense (and any separate counsel engaged by Indemnitee shall be at its expense). If Indemnitor has given Indemnitee such notice of election to conduct the defense, Indemnitee shall nevertheless have the right to participate in the defense thereof, but such participation shall be solely at its expense. If Indemnitor shall not notify Indemnitee in writing (within the time hereinabove provided) of its election to conduct the defense of such Claim, Indemnitee may (but need not) conduct (at the expense of Indemnitor) the defense of any Claim. The party assuming the defense of a Claim hereunder (the "Defending Party") shall notify the other party of its intention to settle, compromise or satisfy any such claim and make such settlement, compromise or satisfaction unless such other party (the "Assuming Party") shall notify the Defending Party in writing (within 30 days after receipt of such notice of intention to settle, compromise or satisfy) of its election to assume (at its sole expense) the defense of any such Claim and promptly thereafter take appropriate action to implement such defense. The Assuming Party shall indemnify the Defending Party and hold it harmless against any losses in excess of the amount of losses the Defending Party would have incurred if the proposed settlement had been agreed to. Indemnitee shall cooperate with Indemnitor in such defense, at Indemnitor's cost, and Indemnitee shall provide reasonable access to, and copies of, records requested by Indemnitor and shall provide the reasonable assistance of Indemnitee's employees in connection with such defense.

                        ARTICLE VI - CONDUCT PRIOR TO CLOSING

    6.1  COOPERATION; ACCESS TO RECORDS.

         6.1.1 PRESERVATION OF BUSINESS. From and after the Effective Date until the Closing Date, Seller shall use commercially reasonable efforts to maintain and preserve its business organization intact and to maintain its relationship with its players, coaches, ticket holders and sponsors. After giving 24 hours verbal or written notice to Seller, Buyer shall be entitled to contact Seller's sponsors, coaches, players, employees and consultants in cooperation with Seller's personnel, which personnel shall be made reasonably available to Buyer for such purpose.

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            6.1.2    GENERAL REQUIREMENTS.  Neither Seller nor Buyer shall
voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to it as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as early as practicable the obligations herein provided to be performed by it. Buyer and Seller shall each promptly do all such commercially reasonable acts required to insure the satisfaction of the conditions set forth in Article III.

     6.2 CONDUCT OF BUSINESS PENDING CLOSING. Seller hereby agrees that, unless it receives the prior written consent of Buyer from and after the date hereof until the Closing Date, Seller shall not operate the Business otherwise than in a manner consistent with past practices.

                   ARTICLE VII - COSTS, TAXES AND ADJUSTMENTS

     7.1 SELLER'S COSTS. At Closing, Seller shall pay (a) the costs of releasing all deeds of trust and mortgages and other types of monetary liens, encumbering the Assets as of the Closing Date, and of recording such releases;
(b) the brokerage fee payable to Broker and his company; (c) pay any transfer or similar tax arising as a result of the consummation of the transactions contemplated herein; and (d) any and all other expenses of, or to be paid by, Seller under the other terms of this Agreement. Seller shall also be responsible for the payment of Seller's own attorneys' fees.

     7.2 BUYER'S COSTS. At Closing, Buyer shall pay all expenses of, or to be paid by, Buyer under the other terms of this Agreement. Buyer shall also be responsible or the payment of Buyer's own attorneys' fees.

                             ARTICLE VIII - DEFAULT

     8.1 BUYER'S DEFAULT. If Seller is ready, willing and able to tender to Buyer the documents and other matters required of Seller at Closing but Buyer fails to close in breach of the terms of this Agreement, then Seller shall have the right, exercisable by giving notice to that effect to Buyer to terminate this Agreement, in which event Escrow Agent is hereby instructed to pay the Earnest Money Deposit to Seller. Seller may sue Buyer to recover $200,000.00 if Buyer failed to make the Additional Earnest Money Deposit.

     8.2 SELLER'S DEFAULT. If Buyer is ready, willing and able to tender to Seller the documents and other matters required of Buyer at Closing but Seller fails to close in breach of the terms of this Agreement, then Buyer shall have the right, exercisable by giving notice to that effect to Seller to: (i) terminate this Agreement prior to the Closing, in which event Escrow Agent is hereby instructed to pay the Earnest Money Deposit to Buyer; and/or (ii) pursue specific performance, provided, however, that in the event that specific performance is not available to Buyer for any reason whatsoever, then Buyer shall be entitled to pursue any other right or remedy available at law or in equity or under this Agreement.

     8.3 ATTORNEYS' FEES. The losing party shall pay all attorneys' fees and costs incurred by the prevailing party in any proceeding arising out of or to enforce the provisions of this Agreement, whether the same are incurred in preparation for or in pursuit of litigation, or both, all as equitably determined by the applicable court.

                          ARTICLE IX - CONFIDENTIALITY

     9.1 CONFIDENTIALITY. All of the "Confidential Information" exchanged between Buyer and Seller is confidential and is to be kept confidential by the parties, who may, however, disclose same, on a "need-to-know" basis, to their directors, officers, partners, employees, agents, advisors, attorneys, accountants, consultants, bankers and financial advisors. Before disclosing any such information to such representatives or authorizing them to receive any such information, each party shall instruct them to keep that information confidential in the same manner. Except with respect to any financial information provided by one party to the other, the foregoing provisions of this Article shall terminate at Closing if Buyer does in fact purchase the Assets. The term "Confidential Information" means all information provided by a party except information available in public records, information that is or becomes generally available to the public because of release by the respective party or information that must be released under applicable law or a valid, final judicial or administrative order.

                               ARTICLE X - BROKERS

     10.1 BROKERS. Except for the commissions payable by Seller on the Closing Date to Seller's broker, Sports Franchise Marketing, Inc. (James Drucker, President), each party represents and warrants to the other that the party has not dealt with any brokers or salesmen, finders or other persons or entities of any kind or nature who will, may or might make a claim for a commission or finder's fee in connection with the transactions hereunder and each party shall indemnify and hold harmless the other from and against any and all liability, responsibility, claims, losses, damages, costs, controversies, expenses and attorneys' fees of any kind or nature incurred or sustained by the other party as a result of the claim of any person or entity for a commission or finder's fee resulting from the activities or actions of the party.

                               ARTICLE XI - NOTICES

     11.1 ADDRESSES. All notices, waivers, demands, requests and other communications required or permitted by this Agreement (collectively, "Notices"), to be effective, shall be in writing and shall be given as follows by (a) personal delivery, (b) established overnight commercial courier with delivery charges prepaid or duly charged or, (c) registered or certified mail, return receipt requested, first class postage prepaid; if to Seller, at 603 Main Street, Windermere, Florida 34786, and if to Buyer, c/o 2675 Windmill Parkway, Suite 1521, Henderson, Nevada 89014 or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, by Notice given to the others in the manner provided in this Article.

     11.2 NOTICES. Notices thus given by personal delivery shall be deemed to have been received upon tender to the respective natural person named above. Notices thus given by overnight courier shall be deemed to have been received the next business day after delivery to such overnight commercial courier. Notices thus given by certified or registered mail shall be deemed to have been received on the second day after deposit into the United States Postal System. All copies to the respective person or persons, or entity or entities, listed above to receive copies shall be given in the same manner as the original Notice, and such giving shall be a prerequisite to the effectiveness of any Notice.

                           ARTICLE XII - MISCELLANEOUS

     12.1 RIGHT TO WAIVE CONDITIONS. Either party may waive any of the terms or conditions of this Agreement made for such party's benefit provided that such waiver is in a writing signed by the waiving party. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     12.2 BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

     12.3 PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement, or the application thereof, to any person or circumstance shall be invalid or unenforceable at any time or to any extent, then the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each term, covenant and condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     12.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the Assets and there are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to the Assets, this Agreement, or the transaction described in this Agreement, other than as set forth in this Agreement.

     12.5 MODIFICATIONS. This Agreement may not be modified orally or in any manner, other than by an agreement in writing signed by all the parties or their respective successors in interest. Escrow Agent shall not be required to sign any modification unless its rights or responsibilities under this Agreement are directly affected.

     12.6 FURTHER ASSURANCES. In addition to the respective obligations required to be performed under this Agreement, Seller and Buyer shall each perform, at Closing or from time to time thereafter, such other acts, and shall execute, acknowledge and/or deliver such other instruments, documents and other materials, as may be reasonably required in order to consummate the transaction described in this Agreement. It is understood and agreed, inter alia, that the foregoing provisions shall not be deemed to require either party to perform any of the obligations of the other.

     12.7 INFORMATION. If, prior to the Closing, Seller hereafter receives any actual written notices specifically concerning the Assets from any governmental agency or judicial authority, then Seller shall provide Buyer with a true and complete copy thereof.

    12.8 NO THIRD PARTY BENEFICIARIES. There shall be no third party beneficiaries to this Agreement.

    12.9 HEADINGS. The headings used in this Agreement are for reference and convenience only, and shall not enter into the interpretation of this Agreement.

    12.10 EXHIBITS. All exhibits to this Agreement shall be considered incorporated in this Agreement by reference and made a material part of this Agreement unless otherwise stated.


    12.11 TIME OF ESSENCE.  Time is of the essence of hereunder.

    12.12 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; PROVIDED, HOWEVER, that Buyer may assign all of its rights and interests hereunder to an entity in which Buyer is a majority shareholder, general partner or manager but only if Buyer remains the Maker or a guarantor of payment of the Note.

    12.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    12.14 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

    12.15 SEASON TICKETS. For so long as Buyer or any of its affiliates owns the professional arena football franchise known as the Orlando Predators and located in Orlando, Florida, Buyer covenants and agrees to make available to Seller, at no cost to Seller, fifty (50) season tickets for arena football league regular season and playoff games in Orlando, Florida. The location of the seats shall be: 12 seats located together at the "lower bowl" area, 10 "dream" seats located in the "lower bowl" area, and 28 seats located in the "lower bowl" area in the approximate location assigned to the limited partners of Seller during the 1996 season.

    12.16 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, with venue to be in the Superior Court for the County of Orange, Florida.



                     [SIGNATURES BLOCKS CONTINUED ON NEXT PAGES]

                                       BUYER'S
                                    SIGNATURE PAGE

                             PURCHASE AND SALE AGREEMENT

                                 --------------------

    IN WITNESS WHEREOF, Buyer has signed and delivered this Agreement as its own free act and deed.



                        BUYER:

                        THE MONOLITH LIMITED PARTNERSHIP, a Delaware limited partnership

                        By: WGM Corporation, a Delaware corporation
                            General Partner



                             By: /s/ William G. Meris
                                ----------------------------------------------
                                 William G. Meris, President



Buyer's federal tax employer identification number:

                                       SELLER'S
                                    SIGNATURE PAGE

                             PURCHASE AND SALE AGREEMENT

                                 --------------------

    IN WITNESS WHEREOF, Seller has signed and delivered this Agreement as its own free act and deed.


                        SELLER:
                        ORLANDO PREDATORS, LIMITED PARTNERSHIP A/K/A
                        THE ORLANDO PREDATORS, LTD., a Florida limited
                        partnership
                        By:  Fifty Sports, Inc., a general partner


                        BY: /s/ Donald R. Dizney
                           ---------------------------------------------------

                        NAME:  Donald R. Dizney
                             -------------------------------------------------

                        TITLE:  Chairman
                              ------------------------------------------------

                        Attest:  /s/ James English
                               -----------------------------------------------
                               James E. English, President



Seller's federal tax employer identification number:

                                    ESCROW AGENT'S
                                    SIGNATURE PAGE

                             PURCHASE AND SALE AGREEMENT

                                ----------------------

    IN WITNESS WHEREOF, Escrow Agent has signed this Agreement for the limited purpose of acknowledging its responsibilities in connection with the Earnest Money Deposit.



Escrow Agent:      Lowndes, Drosdick, Doster, Kantor &
                   Reed, P. A.
                   215 North Eola Drive
                   Post Office Box 2809
                   Orlando, Florida 32802
                   Attention:  Loran A. Johnson



                   By: /s/ Loran A. Johnson
                      ------------------------------------------
                      Loran A. Johnson

                   FIST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

    This First Amendment (this "Amendment") to that certain Agreement of Purchase and Sale, dated January 17, 1997 (the "Purchase Agreement"), by and between Orlando Predators, Limited Partnership, a Florida limited partnership ("Seller"), and The Monolith Limited Partnership, a Delaware limited partnership ("Buyer"), is made this 13th day of February, 1997. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as set forth in this Amendment. All terms not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

    Notwithstanding any provision to the contrary contained in the Purchase
Agreement:

    1. CLOSING DATE. Subject to the satisfaction of the conditions set forth in Article III of the Purchase Agreement, the Closing shall take place on February 13, 1997.

    2.   PURCHASE PRICE.  The Purchase Price shall be payable as follows:

         a. EARNEST MONEY. Seller acknowledges that Buyer has deposited with Lowndes Drosdick Doster Kantor & Reed, P.A., as Escrow Agent, the sum of $400,000 as and for the earnest money deposit required by the Purchase Agreement.

         b. PROMISSORY NOTE. $180,000 of the Purchase Price shall be evidenced by the Note, secured by the Assets.

         c. MONOLITH LIMITED PARTNERSHIP UNITS. $225,000 of the Purchase Price shall be deemed satisfied upon the issuance by Buyer of 3 limited partnership units in Buyer (the "Units"), which issuance shall occur at the Closing. Seller shall deliver to Buyer at the Closing a completed subscription agreement for the Units.

         d. JACK YOUNGBLOOD COMMISSIONS. $45,000 by assumption by Buyer of the obligation of Seller to pay to Jack Youngblood $45,000 in commissions for services performed for the 1996 arena football season.

         e. BALANCE OF PURCHASE PRICE. The balance of the Purchase Prices shall be paid in immediately available funds at the Closing pursuant to the provisions of Section 2.2.3 of the Purchase Agreement.

    3. AFFECT OF AMENDMENT. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect.

    4. COUNTERPART. This Amendment may be executed in any number of counterparts and each such executed counterpart shall constitute one and the same instrument. Buyer and Seller agree that signatures received via facsimile transmission shall in all respects be deemed to be original signatures.

    IN WITNESS WHEREOF, this Amendment has been executed to be effective the date first set forth above.

                        SELLER:

                        ORLANDO PREDATORS, LIMITED PARTNERSHIP, a Florida limited partnership

                        By: Fifty Sports, Inc., a Florida corporation, The General Partner

                             By: /s/ Donald R. Dizney
                                ----------------------------------------------

                             Name:  Donald R. Dizney
                                  --------------------------------------------

                             Title:  Chairman and Chief Executive Officer
                                   -------------------------------------------

                        BUYER:

                        THE MONOLITH LIMITED PARTNERSHIP, a Delaware limited partnership

                        By: WGM Corporation, a Delaware corporation, The General Partner

                             By:  /s/ William G. Meris
                                ----------------------------------------------
                                 William G. Meris, President

                                   PROMISSORY NOTE

$180,000.00                                                   Orlando, Florida
                                                             February 13, 1997

    FOR VALUE RECEIVED, the undersigned, THE MONOLITH LIMITED PARTNERSHIP, a Delaware limited partnership ("Maker"), promises to pay to ORLANDO PREDATORS, LIMITED PARTNERSHIP, a Florida limited partnership ("Payee"), or order, at 603 Main Street, Windermere, Florida 34786 or at such other place as the holder ("Holder") of this Promissory Note (this "Note") may from time to time designate in writing, in lawful money of the United States of America, the aggregate principal sum of One Hundred Eighty Thousand Dollars ($180,000.00), together with interest thereon, as more fully provided below. All payments in respect of this Note shall be made in immediately available funds.

    Simple interest shall accrue from and after the date hereof on the unpaid principal balance outstanding (computed on a 365-day year, charged for the actual days elapsed) at an annual interest rate equal the rate of one percent (1%) per annum above the Wall Street Journal Western Region Prime Rate, as the same may change from time to time but no more often than daily. Interest payable from time to time, at any time, or in the aggregate during the term of this Note shall in no event exceed the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined).

    The outstanding principal balance under this Note, together with all accrued and unpaid interest, is payable on February 13, 1998.

    Maker shall be entitled to offset, from time to time, against amounts payable under this Note as follows: (a) any damages, liabilities, costs and expenses in excess of $10,000 incurred by Maker as a result of the breach of any representation, warranty or covenant made by Payee acting as seller under that certain Agreement of Purchase and Sale, dated January 14, 1997, with Maker as buyer (the "Agreement") or any breach of the Agreement by Payee; and (b) in the event that it is determined that Payee has retained any revenues, whether generated from ticket sales, from sponsors or otherwise, with respect to the fiscal year end which includes the 1997 arena football season which retained revenues were not offset from the amounts due under Section 2.2.3 of the Agreement, then for each dollar of such revenues retained by Payee, Maker shall be entitled to reduce the amount due under this Note by one dollar.

    Prepayment of principal and interest amounts outstanding under this Note shall be permitted in whole or in part at any time, without penalty. All prepayments shall be accompanied by a payment of all accrued and unpaid interest under this Note.

    This Note is secured by a Security Agreement of even date herewith, encumbering the "Assets" purchased by Maker pursuant to the Agreement (the "Security Agreement").

    Time is of the essence in the performance of all obligations hereunder and under the Security Agreement. Upon any monetary event of default under this Note or upon any non-monetary event of default under this Note which remains uncured thirty (30) days after receipt of written notice of the non-monetary default, Holder may, at its option and discretion, exercise any remedies available to it hereunder, including the option to declare immediately due and payable the entire unpaid principal sum of this Note together with all accrued interest.

    Payments received with respect to this Note shall be applied first to costs and expenses of Holder incurred in collecting amounts owed to it under this Note or the Security Agreement and to enforce its rights or obligations under this Note or the Security Agreement, then to accrued and unpaid interest, and then to principal owing hereunder.

    If Maker is in default hereunder and Holder undertakes to collect this Note, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection including, without limitation, Holder's reasonable attorneys' fees, whether or not legal proceedings shall be instituted.

    Every person or entity at any time liable for the payment of the indebtedness evidenced hereby severally waives: demand, presentment for payment, protest, notice of presentment for payment, protest, and demand; notice of dishonor and nonpayment of this Note and each and every other notice of any kind respecting this Note except as provided herein or in the Security Agreement. Every such person or entity further consents that Holder may renew or extend the time of payment of any part or the whole of the indebtedness and may amend or modify this Note or the Security Agreement, release or substitute collateral, release any guarantor, surety or Maker of this Note, at any time and from time to time, without limit as to the number or aggregate period of such renewals, extensions, amendments, modifications, releases or substitutions, at the request of any other person or entity liable therefor. Any such renewals, extensions, amendments, modifications, releases or substitutions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced hereby, and shall not affect the obligation of Maker, endorsers, guarantors or sureties under this Note.

    This Note and all its provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors, transferees and assigns; and the same shall inure to the benefit of Holder, its successors and assigns. No modification, variation, termination, discharge or abandonment hereof and no waiver of any of the provisions or conditions hereof shall be valid unless in writing and signed by Maker and Holder or their successors, transferees or assigns, as the case may be; and a waiver of any right or remedy on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. No remedy herein or in the Security Agreement conferred on or reserved to Holder is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under the Security Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of any default or acquiescence therein or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

    If any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    This Note has been delivered in Orlando, Florida. This Note shall be governed by the internal substantive laws of the State of Florida (without reference to choice of law principles) and, to the extent they preempt the laws of such state, the laws of the United States.

    It is the intent of Maker and Holder to comply with all usury laws ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall this Note require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

    Notices required or permitted to be given hereunder shall be sufficient if in writing and delivered or deposited in the mail, postage prepaid, certified mail, return receipt requested (or the equivalent in a foreign country) addressed, in the case of Maker to 2675 Windmill Parkway, Suite 1521, Henderson, Nevada 89014 and in the case of the Holder to the address set forth above or to such other address as may be designated in writing hereafter by either party hereto. Notice shall be deemed effective and received upon: (i) the date of receipt if delivered by courier or by personal delivery, or (ii) seven (7) days after the deposit of same in a letter box or other means provided for the posting of mail, postage prepaid as provided above.

                        "MAKER"

                        THE MONOLITH LIMITED PARTNERSHIP, a Delaware limited partnership

                        By: WGM Corporation, a Delaware corporation, The General Partner




                             By: /s/ William G. Meris
                                ----------------------------------------------
                                 William G. Meris, President



                                         -3-